BARE TRUST

The undersigned, Fabio Montanari, of Calle Espinosa 702, Jujuy, Argentina, DECLARES:

1.        THAT the interest in 18 common shares (the “Shares”) in the capital of Incas Mineral, S.A., a company to be incorporated and organized in the jurisdiction of Argentina, were not purchased with his money and the undersigned has no beneficial interest in the Shares, either directly or indirectly, but the Shares are owned by and controlled by the beneficial owner listed in Schedule “A” attached to this bare trust (the “Owner”) and is held by the undersigned as Trustee for the Owner, AND THE UNDERSIGNED COVENANTS AND AGREES to deal with the Shares in such manner as the Owner may from time to time direct.

2.        THAT the undersigned has no rights or privileges in the Shares and has no interest or claim in any monies arising from the sale or transfer of the Shares, AND THE UNDERSIGNED COVENANTS AND AGREES to deal with any of the said rights and privileges and monies that come into his hands in such manner as the Owner may direct all at the Owner’s expense.

3.           THAT THE UNDERSIGNED COVENANTS AND AGREES to notify the Owner immediately upon receiving any notice, information or documents pertaining to the Shares.

Dated:  July 24, 2007

________________________________
  Fabio Montanari

Schedule “A”

Schedule “A” to the Bare Trust dated July 24, 2007
with Fabio Montanari acting as trustee

Beneficial Owner of Shares

Beneficial Owner	Address	Number of Shares
Soltera Mining Corp.	1005 – 289 Drake Street Vancouver, British Columbia, V6B 5Z5, Canada	18 common